UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 28, 2006

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 South LaSalle Street, Suite 201, Chicago, IL 60605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (312) 765-0680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 28, 2006, the Company issued a press release stating that Jacuzzi Brands, Inc., the company’s majority stockholder, had announced that it has concluded a contract with United Pacific Industries, Ltd. for the sale of 3,543,281 (approximately 62%) shares of the Company to UPI, subject to closing conditions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ John R. Harrington
John R. Harrington
Chairman

DATED: March 29, 2006